EXHIBIT 32.1

CERTIFICATION OF CHIEF EXECUTIVE OFFICER PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002 (18 U.S.C. SECTION 1350)

In connection with the Quarterly Report of Isle of Capri Casinos, Inc. (the "Company") on Form 10-Q for the period ended October 24, 2004, as filed with the Securities and Exchange Commission on the date hereof (the "Quarterly Report"), I, Bernard Goldstein, Chief Executive Officer of the Company, certify, pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 (18 U.S.C. Section 1350), that:

(1)    The Quarterly Report fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934; and

(2)    The information contained in the Quarterly Report fairly presents, in all material respects, the financial condition and results of operation of the Company.

/s/ Bernard Goldstein

Bernard Goldstein

Chief Executive Officer

December 1, 2004

A signed original of this written statement required by Section 906, or other document authenticating, acknowledging, or otherwise adopting the signature that appears in typed form within the electronic version of this written statement required by Section 906, has been provided to Isle of Capri Casinos, Inc. and will be retained by Isle of Capri Casinos, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.